UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2003

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-16999 (Commission File No.)	22-2003332 (IRS Employer Identification No.)

1809 Walnut Street, Philadelphia PA (Address of Principal Executive Offices)	19103 (Zip Code)

Registrant’s telephone number, including area code (215) 564-2313

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

99.1	Press Release dated May 8, 2003.

Item 9. Regulation FD Disclosure

The following information is being furnished under “Item 12. Results of Operations and Financial Condition” and shall not be incorporated by reference into any of Urban Outfitters, Inc.’s (the “Company”) reports or other filings made with the Securities and Exchange Commission. The information is set forth under the heading “Item 9. Regulation FD Disclosure” in accordance with filing guidance issued by the Securities and Exchange Commission, effective as of March 28, 2003.

On May 8, 2003, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release disclosed material non-public information regarding the Company’s sales for the three month period ended April 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date:	May 8, 2003	By:	/s/ STEPHEN A. FELDMAN
Stephen A. Feldman Chief Financial Officer

Exhibit Index

99.1	Press Release dated May 8, 2003.